Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amended Registration Statement on Form F-1 of ECST Holdings Limited of our report dated April 15, 2025, relating to the consolidated financial statements of ECST Holdings Limited and Subsidiaries for the years ended September 30, 2024 and 2023, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

December 8, 2025